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                                                                    Exhibit 23.5


                                    CONSENT
                                       of
                         Deutsche Bank Securities Inc.



We hereby consent to (i) the inclusion of our opinion letter, dated November 8, 1999, to the Board of Directors of Innovasive Devices, Inc. ("Innovasive") as Annex 4 to the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder


                                                   DEUTSCHE BANK SECURITIES INC.

                                                   By: /s/ Donald Munoz
                                                       -----------------------

                                                   Name: Donald Munoz
                                                        ----------------------

                                                   Title: Vice President
                                                         ---------------------

January 7, 2000